UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2007

AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-23972	13-6972380

(Commission File Number)	(IRS Employer Identification)
625 Madison Avenue
New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 3, 2007, American Mortgage Acceptance Company (the “Registrant”) purchased a $84,019,534.74 participation interest (the “Participation Interest”) in the Participation Agreement (Sixth Mezzanine) dated March 19, 2007, by and among the entities constituting the Initial Noteholder (as defined below) as initial participants in a mezzanine loan made by Goldman Sachs Mortgage Company, Bank of America, N.A., Bear Stearns Commercial Mortgage, Inc., German American Capital Corporation, Morgan Stanley Mortgage Capital Inc., Column Financial, Inc., Citigroup Global Markets Realty Corp and Wachovia Bank, N. A. (collectively, the “Initial Noteholder”) to EOP Mezz 6 L.L.C. and EOP Proceeds Mezz 6 L.L.C. (collectively, the “Mezzanine Borrower”) in the original amount of $1,770,485,000, as evidenced by that certain Mezzanine Loan and Security Agreement (Sixth Mezzanine), dated as of February 9, 2007, by and between Initial Noteholder and Mezzanine Borrower (the “Sixth Mezzanine Loan”). The Sixth Mezzanine Loan was one of a series of subordinate mezzanine loans made in connection with the financing of The Blackstone Group’s $38.5 billion acquisition of Equity Office Properties, Inc. The original senior loan used to fund this transaction was $15 billion (the “Senior Loan”) and the original combined balances of eight tranches of mezzanine loans were approximately $11.37 billion. The Participation Interest is a portion of the M6 tranche mezzanine loan. There are five tranches of mezzanine loan senior to the M6 tranche in addition to the Senior Loan and there are two tranches of mezzanine loan and equity of approximately $6 billion junior to the M6 tranche.

The Registrant financed its acquisition of the Participation Interest through use of a Master Repurchase Agreement (“Master Repo”) with Bear, Stearns International Limited (“BSIL”) pursuant to which BSIL advanced $67,215,627.79 for the Registrant’s purchase of the Participation Interest. This facility is limited to transactions approved by BSIL in advance and there exists no minimum requirement or maximum limit on credit that may be extended under the facility. BSIL has only approved the advance against the Participation Interest, which has been assigned to BSIL pursuant to the terms of the Master Repo. The balance of the purchase price paid by the Registrant for the Participation Interest ($16,803,906.95) was paid out of available cash and credits for interest earned on the Participation Interest. In addition, the Registrant paid its allocable share of legal fees incurred in connection with the acquisition of the Participation Interest. A copy of the Master Repurchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a).	Financial Statements
Not Applicable.
(b).	Pro Forma Financial Information
Not Applicable.
(c).	Exhibits
10.1. Master Repurchase Agreement, dated April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                American Mortgage Acceptance Company

                (Registrant)

BY:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

April 9, 2007

Exhibit Index

10.1. Master Repurchase Agreement, dated April 2, 2007